SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Micro Linear Corporation

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[MICRO LINEAR CORPORATION LOGO]

MICRO LINEAR CORPORATION
2050 Concourse Dr.
San Jose, CA 95131
(408) 433-5200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 3, 2006

June 19, 2006

Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders of Micro Linear Corporation, a Delaware corporation (the “Company”), which will be held on Thursday, August 3, 2006 at 10:00 a.m. Pacific Daylight Time at the Company’s headquarters, 2050 Concourse Dr., San Jose, California.

          We are holding this meeting to:

1. Elect five directors to serve until the 2007 Annual Meeting of Stockholders or until their successors are elected and qualified;

2. Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3. Transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

          Stockholders of record as of the close of business on Tuesday, June 6, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders eligible to vote at the meeting will be available for review during the Company’s regular business hours at our headquarters, located at 2050 Concourse Drive, San Jose, California, for ten days prior to the meeting.

          It is important for your shares to be represented at the Annual Meeting. We hope that you will promptly mark, sign, date and return the enclosed proxy even if you plan to attend the meeting. Your proxy card may also include instructions about how to vote by telephone or by using the Internet. If you attend the meeting on August 3, you may vote in person even if you have already returned a Proxy Card.

          We look forward to seeing you at the meeting.

For the Board of Directors,

-s- MICHAEL W. SCHRADLE
MICHAEL W. SCHRADLE
Secretary

June 19, 2006
San Jose, California

IMPORTANT: Whether or not you plan to attend the meeting, please complete and promptly return the enclosed proxy in the envelope provided.

MICRO LINEAR CORPORATION
2050 Concourse Dr.
San Jose, CA 95131
(408) 433-5200

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

          The Board of Directors of Micro Linear Corporation, a Delaware corporation (which we will refer to as the “Company” or “Micro Linear” throughout this Proxy Statement), is soliciting proxies for the 2006 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. The Annual Meeting will be held on Thursday, August 3, 2006 at 10:00 a.m. Pacific Daylight Time, and any adjournment or postponement thereof, at the Company’s headquarters, 2050 Concourse Dr., San Jose, California (the “Annual Meeting”).

          This Proxy Statement, the accompanying proxy card and Micro Linear’s Annual Report on Form 10-K, which contains financial statements and schedules required to be filed for the fiscal year ended January 1, 2006, will be first mailed on or about June 19, 2006 to stockholders entitled to vote at the meeting. Our principal executive offices are located at 2050 Concourse Dr., San Jose, CA 95131. Our telephone number is (408) 433-5200.

          Micro Linear will pay the cost of soliciting proxies, including expenses incurred by brokerage firms and other representatives of beneficial owners in forwarding solicitation materials to beneficial owners. Directors, officers and regular employees may solicit proxies, either personally or by fax or telephone, on behalf of Micro Linear, without additional compensation.

          Micro Linear will provide copies of exhibits to the Annual Report on Form 10-K to any requesting stockholder upon payment of a reasonable fee and upon request of the stockholder made in writing to Micro Linear Corporation, 2050 Concourse Drive, San Jose, California 95131, Attn: Gwen Adams, Investor Relations. The request must include a representation by the stockholder that, as of June 6, 2006, the stockholder was entitled to vote at the Annual Meeting.

Who Can Vote

          Stockholders of record at the close of business on June 6, 2006 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to vote at the Annual Meeting. As of June 6, 2006, 12,990,403 shares of our common stock, $0.001 par value per share (the “Common Stock”), were outstanding and entitled to vote.

How You Can Vote

          You may vote your shares at the Annual Meeting either in person or by proxy. Your Board of Directors asks you to appoint Timothy Richardson and Michael Schradle as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy card using one of the methods described below. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. Shares represented by the proxies received in response to this solicitation, and not properly revoked, will be voted at the Annual Meeting in accordance with the instructions on the proxy. On matters coming before the Annual Meeting for which the stockholder specifies a choice on the proxy card, the shares will be voted accordingly. If you return your proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares “FOR” the election of the five nominees for director listed in this Proxy Statement and “FOR” the ratification of the selection of Micro Linear’s independent registered public accounting firm. By signing and dating the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and which, under our Bylaws, may be properly presented for action at the Annual Meeting.

          Telephone and Internet voting information is provided on the proxy card if these options are available to you. Votes submitted via the Internet or by telephone must be received by the deadline given on the proxy, which is earlier than the time of the Annual Meeting. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person, should you decide to attend the Annual Meeting.

          Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed Proxy Card or proof of identification to the meeting. If you hold your shares in a brokerage account in the broker’s name (“street name”), you must request a legal proxy from your stockbroker in order to vote at the meeting.

Revocability of Proxies

          Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	By voting in person at the Annual Meeting;

•	By submitting written notice of revocation to the Secretary of the Company prior to or at the Annual Meeting; or

•	By submitting another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Required Vote

          Each holder of Common Stock is entitled to one vote for each share held as of the Record Date. In the election of directors, you may vote “FOR” all of the nominees, or your vote may be “WITHHELD” with respect to one or more of the nominees. Directors are elected by a plurality vote, and the five persons receiving the highest number of “FOR” votes will be elected. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals submitted for stockholder approval at the Annual Meeting. The other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

          If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote “FOR” each Director and “FOR” the ratification of PricewaterhouseCoopers LLP as Micro Linear’s independent registered public accounting firm.

Quorum; Abstentions; Broker Non-Votes

          The presence in person or by proxy of the holders of a majority of the outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If you hold your shares in a brokerage account in street name, your broker will have discretionary authority to vote your shares “FOR” each director or to withhold votes for each or every director. Your broker will also have the discretionary authority to vote your shares “FOR” or “AGAINST” the ratification of the selection of PricewaterhouseCoopers LLP. If a broker indicates on the proxy card or its substitute that such broker does not have discretionary authority to vote on a particular matter (broker non-vote), those shares will be counted for purposes of establishing a quorum for the meeting. However, these shares will not be counted for purposes of determining the number of votes cast with respect to any proposal on which a broker has expressly not voted, or does not have the discretionary authority to vote your shares without instructions from you. Thus, a broker non-vote will not affect the outcome of the voting on a particular proposal.

          Voting results are tabulated and certified by our transfer agent, American Stock Transfer and Trust Company. The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the third quarter of fiscal year 2006.

IMPORTANT

Please mark, sign, date and return the enclosed proxy at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

          The Board of Directors proposes the election of five directors at the Annual Meeting. The Company’s Bylaws currently provide that the Company shall have five directors. The authorized number of directors may be changed by an amendment to the bylaws adopted by resolution of a majority of the members of the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has designated, the five nominees listed below. Unless otherwise instructed, proxy holders will vote the proxies received by them “FOR” the five nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not currently anticipated, proxies will be voted for any nominee designated by the Board of Directors, taking into account any recommendations by the Nominating and Corporate Governance Committee, to fill the vacancy. The term of office of each person elected as a director will continue until the next Annual Meeting, or until a successor has been elected and qualified.

          Biographical information concerning each of the nominees is set forth below.

Name	Director Since	Age	Principal Business Experience for the Past Five Years

Timothy R. Richardson	2000	48

Mr. Richardson was appointed President and Chief Executive Officer of the Company in May 2002, and has served as a director of the Company since March 2000. From August 2000 to May 2002, Mr. Richardson served as Executive Vice President of Business Development of Bandwidth9, a manufacturer of optical components for the telecommunications market. From 1996 to August 2000, Mr. Richardson was the President of VeriFiber Technologies, an optical component and systems manufacturer, which he founded. VeriFiber was acquired in August 2000 by Bandwidth9.

Laura Perrone(1)(2)	2004	48

Since September 2003, Ms. Perrone has been Vice President and Chief Financial Officer of Omneon Video Networks, a provider of content storage technologies for the production and broadcast distribution of digital media. Prior to joining Omneon Ms. Perrone had been on sabattical since March 2002. From January until March of 2002, Ms. Perrone was Consultant to the Chief Executive Officer of Icarian Inc., a workforce management software and service provider. Icarian was acquired by Workstream Inc. in July 2002. From April 1999 through December 2001, Ms. Perrone was Vice President and Chief Financial Officer of Icarian Inc.

Joseph D. Rizzi(1)(3)	1997	63

Since 1998, Mr. Rizzi has been a private investor. Mr. Rizzi also served until December 2004 as a member of the board of directors of Veritas Software Corporation, a developer of storage management software.

A. Thampy Thomas(1)(2)(3)	2002	60

Thampy Thomas is a private investor. From June 2002 through August 2004, he served as the Chairman and CEO of PostX Corporation, a provider of enterprise software for secure electronic delivery of sensitive business information. From 1998 until June 2002, Dr. Thomas was a private investor.

John Zucker(2)(3)	2005	62

Mr. Zucker was elected Chairperson of the Board of Directors of Micro Linear in May 2005. Since November 2001, Mr. Zucker has been a private investor. From November 2000 until November 2001, he was the President and CEO of RealChip Communications, a provider of semiconductor integrated circuits for communications applications. From September 1998 to January 2000, he was Vice President of Micron Technology, a manufacturer of DRAMs, flash memory and other semiconductor components to the computing, networking and communications industries.

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee

          There are no family relationships between any directors or executive officers of the Company.

Vote Required for Approval

          The five candidates receiving the highest number of “FOR” votes shall be elected to the Company’s Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

          The Board of Directors recommends that the stockholders vote “FOR” the five nominees set forth above.

Board Meetings and Committees

          The Board of Directors of the Company held five meetings during fiscal year 2005. All current directors attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which such directors served, and of the committees on which such directors served. Although the Company’s directors are encouraged to attend the Company’s Annual Meeting, the Company does not have a formal policy requiring directors to attend the Annual Meeting. Two directors attended the 2005 Annual Meeting.

          The Board of Directors has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and SEC rules, and that Ms. Perrone is an audit committee financial expert as defined by SEC rules. The Board of Directors has adopted written charters for each of these committees. Copies of these charters, except the Compensation Committee charter, are available on our Investors’ Relations Website (www.microlinear.com).

Audit Committee

Number of Members:	3

Current Members:	Laura Perrone, Chairman and Financial Expert A. Thampy Thomas Joseph Rizzi

Number of Meetings in 2005:	4

Functions:

The Audit Committee’s primary functions are to review and discuss the financial statements and the internal financial reporting system and controls of the Company with the Company’s management and independent auditors, review the scope of the annual audit, monitor the relationship of the Company with its independent auditors, advise and assist the Board of Directors in evaluating the examination by the independent auditors, appoint, and approve the fees paid to, a firm of certified public accountants whose duty is it to audit the financial statements of the Company for the fiscal year for which it is appointed, and review and pre-approve audit and permissible non-audit services provided by the Company’s independent auditors. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. However, the Committee does consult with management and the Company’s independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiate inquiries into various aspects of the Company’s financial affairs. The Committee also meets with the independent auditors, with and without management present, to discuss their evaluations of the Company’s internal controls, the results of their examination(s) and the overall quality of the company’s financial reporting.

Compensation Committee

Number of Members:	3

Current Members:	A. Thampy Thomas, Chairman Laura Perrone John Zucker

Number of Meetings in 2005	3

Functions:

The Compensation Committee’s primary functions are (a) to carry out the Board’s overall responsibility relating to oversight and determination of officer and executive officer compensation, (b) to assist the Board in establishing the appropriate incentive compensation and equity-based plans for the officers and executive officers and to administer such plans and (c) to perform such other duties and responsibilities set forth in the Committee’s charter.

Nominating and Corporate Governance Committee

Number of Members:	3

Current Members:	Joseph Rizzi, Chairman A. Thampy Thomas John Zucker

Number of Meetings in 2005:	2

Functions:

The Nominating and Corporate Governance Committee’s primary functions are to seek, evaluate and recommend nominees to the Board of Directors for election to our Board and to oversee matters of corporate governance. Other specific duties and responsibilities of the Committee are to make recommendations regarding the size of the Board, review on an annual basis the functioning and effectiveness of the Board, and consider and make recommendations to the Board on matters related to the Company’s code of business conduct and ethics and similar corporate governance guidelines.

Director Nominations

          The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise.  The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

          The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee recommends candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Committee believes that a nominee for director must have the following specific, minimum qualifications: (i) experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, (ii) high personal and professional ethics, and (iii) the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director.

          Other than the foregoing there are no stated criteria for director nominees. The Company believes, however, that it is appropriate for at least one, and preferably multiple members of the Board, to meet the criteria for an “audit committee financial expert” as defined by the Securities and Exchange Commission, and that a majority of the members of the Board meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Company also believes it is appropriate for certain key members of management to participate as members of the Board.

          In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. Such nomination must include the name and the principal occupation or employment of such person and certain additional information as required by the Company’s Bylaws. Stockholders wishing to propose qualified nominees must provide timely notice of the nomination to the Company, in writing, in accordance with the procedures set forth in the Company’s Bylaws. To be timely, the notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 calendar days in advance of the anniversary date of the mailing of the proxy material for the previous year’s annual meeting. For the 2007 Annual Meeting, a nomination must be received in writing by the Company no later than February 19, 2007 and must otherwise comply with the Company’s Bylaws.

          Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors.

          The Nominating and Corporate Governance Committee also reviews annually the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. Candidates considered for nomination to the Board may come from several sources, including current and former directors, professional search firms and stockholder nominations. Nominees for director are evaluated by the Nominating and Corporate Governance Committee, which may retain the services of a professional search firm to assist in identifying or evaluating potential nominees.

Stockholder Communication with the Board of Directors

          Stockholders may send communications to the Board or individual Board members to the offices of the Company, 2050 Concourse Dr., San Jose, California, 95131; Attn.: Gwen Adams, Investor Relations. Stockholder must include his or her name and address in the written communication and confirm that he or she is a stockholder of the Company. The Company will compile all such communications and forward them to the appropriate director or directors based on the subject matter, or to the individual director or directors to whom such communication is addressed.

Compensation of Directors

          Directors other than the Chairman of the Board of Directors do not receive cash compensation for serving on the Board of Directors other than reasonable out-of-pocket expenses in accordance with the Company’s travel policy for each Board or committee meeting they attend in person. The Chairman of the Board of Directors receives cash compensation of $75,000 per year, paid on a monthly basis.

          Non-employee directors participated in the Company’s 1994 Director Option Plan (the “Director Plan”) until the plan expired prior to the Annual Meeting in August 2004. Under an amendment to the Director Plan approved by stockholders in June 2000, each non-employee director automatically received an option to purchase 50,000 shares of Common Stock on the date upon which he or she first became a director. This initial grant vested at the rate of twenty-five percent (25%) of the shares subject to the option on each of the first and second anniversaries of the date of grant and 1/48 of the shares subject to the option each month thereafter.

          Until the expiration of the Director Plan, each non-employee director automatically received an option to purchase 10,000 shares of Common Stock upon re-election to the Board of Directors at each annual meeting of stockholders, provided the director had been a member of the Board of Directors for at least six months upon the date of re-election. The annual re-election grants vested ratably over a twelve-month period. Options granted under the Director Plan had an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of 10 years. In the event of a merger, or the sale of substantially all of the assets of the Company, if the successor corporation does not agree to assume options awarded under the Director Plan, or to substitute equivalent options, each such outstanding option becomes fully vested and exercisable.

          On May 23, 2005, the Board of Directors approved an amendment to the Director Plan to provide for the acceleration of all unvested options granted to directors thereunder in the event of a change of control of the Company. It also approved a resolution to amend all option grants to non-employee member of the Board of Directors pursuant to the Director Plan and the 1998 Nonstatutory Stock Option Plan, to provide for full acceleration of all remaining options in the event of a change of control.

          On May 2, 2006 the Board of Directors granted each non-employee director options to purchase share of our Common Stock under our 1998 Nonstatutory Option Plan. These shares have an exercise price equal to the fair market value of our Common Stock, as determined based on the average of the closing prices as reported by the Nasdaq National Market for the 18 consecutive trading days ending immediately prior to May 2, 2006, the grant date. Except as set forth below, the shares vest ratably over a three-month period, with vesting commencing on May 2, 2006.

          The Board of Directors granted options to purchase 20,000 shares to John Zucker in consideration for his services as Chairperson of the Board of Directors. The shares vest ratably over a twelve-month period, with vesting commencing on May 2, 2006, the anniversary date of Mr. Zucker’s election as Chairman of the Board. These shares vest and become exercisable only if Mr. Zucker is, as of the vesting date, still serving as Chairman of the Board. This grant was made under our 1998 Nonstatutory Stock Option Plan.

          The Board of Directors granted options to purchase 20,000 shares to each of John Zucker in consideration for his services as a member of the Board of Directors and as a member of the Compensation Committee, and Joseph Rizzi in consideration for his services as a member of the Board of Directors and as a member of the Audit Committee.

          The Board of Directors granted options to purchase 30,000 shares to each of A. Thampy Thomas in consideration for his services as a member of the Board of Directors, as Chairperson of the Compensation Committee and as a member of the Audit Committee, and Laura Perrone in consideration for her services as a member of the Board of Directors, as Chairperson of the Audit Committee and as a member of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

          During fiscal 2005, the Compensation Committee of the Board of Directors consisted of Mr. Rizzi, Mr. Thomas (who became chairperson of this committee in May 2005), Ms. Perrone (who joined the committee in May 2005), Mr. Zucker (who joined the committee in May 2005), and Mr. Pohlman (who resigned from the Board of Directors and this committee in 2005). None of the members is an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information as of June 6, 2006 as to shares of Common Stock beneficially owned by:

•	each person known to the Company to beneficially own five percent or more of the outstanding Common Stock;

•	each of the current directors and nominees for director of the Company;

•	each of the executive officers named under “Compensation Of Executive Officers — Summary Compensation Table”; and

•	all current directors and executive officers as a group.

          Ownership information is based solely on information furnished by the respective individuals and entities as the case may be. Unless otherwise indicated, the address for the following beneficial owners is c/o Micro Linear Corporation, 2050 Concourse Drive, San Jose, California 95131.

Name of Beneficial Owner	Shares Owned	Exercisable within 60 Days of 6/6/2006	Total Shares Beneficially Owned(1)	Percent of Common Stock Outstanding (2)

5% Stockholders
Kennedy Capital Management, Inc.(3)	1,891,353	—	1,891,353	14.56%
10829 Olive Blvd.
St. Louis Mo. 63141

BC Advisors, LLC (4)	792,900	—	792,900	6.10
300 Crescent Court, Suite 1111
Dallas, Texas 75201

Dimensional Fund Advisors, Inc.(5)	729,124	—	729,124	5.61
1299 Ocean Avenue, 11th Fl.
Santa Monica, CA 90401

Globis Capital Partners and Affiliates (6)	704,476	—	704,476	5.42
60 Broad Street, 38th Floor
New York, New York 10004

Executive Officers and Directors
Timothy A. Richardson	—	60,000	60,000	*
Michael W. Schradle	3,500	—	3,500	*
Steven Moore	—	30,000	30,000	*
Brent D. Dix	2,000	128,200	130,200	*
Peter L. Manno	2,250	—	2,250	*
Laura Perrone	—	77,605	77,605	*
Joseph D. Rizzi	319,000	169,000	488,000	3.71
A. Thampy Thomas	—	130,938	130,938	1.00
John Zucker	35,000	53,125	88,125	*
All officers and directors as a group (9 persons)	361,750	648,868	1,010,618	7.41%

*	Less than 1%.

(1)

To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 6, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing ownership of any other person.

(2)	Applicable percentage ownership is based on 12,990,403 shares of common stock outstanding as of June 6, 2006.

(3)	Based on information provided by Kennedy Capital Management on January 28, 2006.

(4)

Based solely on a Schedule 13G filed with the Securities and Exchange Commission on November 2, 2005. BC Advisors, LLC, a Texas limited liability company (“BCA”), acquired the shares of our Common Stock for the account of (1) SRB Greenway Capital, L.P., a Texas limited partnership (“SRBGC”), (2) SRB Greenway Capital (Q.P.), L.P., a Texas limited partnership (“SRBQP”), and (3) SRB Greenway Offshore Operating Fund, L.P., a Cayman Islands limited partnership (“SRB Offshore”). BCA is the general partner of SRB Management, L.P., a Texas limited partnership (“SRB Management”), which is the general partner of SRBGC, SRBQP and SRB Offshore. Steven R. Becker is the sole principal of BCA and is the beneficial owner of 792,900 shares of Common Stock beneficially owned by BCA and SRB Management for the accounts of SRBGC, SRBQP and

SRB Offshore. BCA and SRB Management are the beneficial owners of 792,900 shares of Common Stock, which includes (i) 90,600 shares beneficially owned by SRBGC, (ii) 650,800 shares beneficially owned by SRBQP, and (iii) 51,500 shares beneficially owned by SRB Offshore. Each of these reporting persons disclaims membership in a “group” under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

(5)

Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2006. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses sole voting and dispositive power over 729,124 shares of our Common Stock owned by the Funds, and may be deemed to be the beneficial owner of these shares. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of these shares.

(6)

Based solely on a Schedule 13G filed with the Securities and Exchange Commission on May 26, 2005 by Globis Capital Partners, LP, Globis Capital Advisors, LLC, Globis Capital Management, LP, Globis Capital Management, LLC, and Paul Packer. Globis Capital Partners, LP and Globis Capital Advisors, LLC possess shared voting and dispositive power over 547,276 shares of our Common Stock, Globis Capital Management, LP and Globis Capital Management, LLC possess shared voting and dispositive power over 142,300 shares of our Common Stock and Paul Packer possesses sole voting and dispositive power over 14,900 shares of our Common Stock and possesses shared voting and dispositive power over 689,576 shares of our Common Stock. Globis Capital Advisors, LLC is the general partner of Globis Capital Partners, LP, Globis Capital Management, LLC is the general partner of Globis Capital Management, LP and Paul Packer is the managing member of Globis Capital Advisors, LLC and Globis Capital Management, LLC.

COMPENSATION OF EXECUTIVE OFFICERS

          The following table summarizes all compensation paid during 2005, 2004, and 2003 to our Chief Executive Officer and each of our other four most highly compensated executive officers as of the end of fiscal 2005 whose salary and bonus for services rendered in fiscal 2005 exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation
					Securities Underlying Options (#)
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)		All Other Compensation(3)

Timothy A. Richardson(4)	2005	$305,769	$—	$1,400	—	$3,213
President and	2004	317,308	—	1,400	—	3,213
Chief Executive Officer	2003	300,000	118,281	512	—	2,183

Brent D. Dix(5)	2005	214,000	—	425	55,000	3,921
Vice President, Engineering	2004 2003	207,692 200,000	— —	425 461	— 70,000	4,001 4,221

Peter L. Manno(6)	2005	219,135	—	3,080	—	7,397
Vice President,	2004	227,404	—	3,080	—	7,477
Business Development	2003	215,000	—	3,340	45,000	9,612

Steven Moore(7)	2005	170,089	25,000	—	45,000	2,080
Vice President, World Wide Sales and Applications

Michael W. Schradle(8)	2005	211,000	—	2,007	55,000	7,522
Chief Financial Officer,	2004	215,389	—	2,007	—	9,442
Vice President, Finance & Operations	2003	200,004	—	2,176	70,000	10,327

(1)	Amounts paid as bonuses for services rendered are reported for the year in which they were earned, even if they were paid in the following fiscal year.

(2)	Amounts in this column represent reimbursement during the fiscal year for the payment of taxes.

(3)	The amounts in this column are described below:

Name	Year	Exec Life Insurance Premiums	Long- Term Disability Premiums	Company 401(k) Contributions	Living Expenses, Relocation	Total, All Other Compensation

Timothy A. Richardson	2005	$830	$2,383	$—	$—	$3,213
	2004	830	2,383	—	—	3,213
	2003	1,800	2,383	—	(2,000)	2,183
Brent D. Dix	2005	300	1,541	2,080	—	3,921
	2004	300	1,541	2,160	—	4,001
	2003	600	1,541	2,080	—	4,221
Peter L. Manno	2005	1,745	3,572	2,080	—	7,397
	2004	1,745	3,572	2,160	—	7,477
	2003	3,960	3,572	2,080	—	9,612
Steven Moore	2005	—	—	2,080	—	2,080
Michael W. Schradle	2005	1,855	5,667	—	—	7,522
	2004	1,855	5,667	1,920	—	9,442
	2003	2,580	5,667	2,080	—	10,327

(4)	Mr. Richardson became President and Chief Executive Officer in May 2002.

(5)	Mr. Dix became Vice President, Engineering in July 2002, after joining us as Vice President of the Salt Lake City Design Center in September 2001.

(6)	Mr. Manno became Vice President of Marketing in June 2001. In December 2002, he became Vice President of Worldwide Sales. In April 2005, he became Vice President of Business Development.

(7)	Mr. Moore became Director, Worldwide Applications in 2002, and Vice President of Worldwide Sales and Applications in April 2005.

(8)	Mr. Schradle became Chief Financial Officer and Vice President of Finance in July 2000. In October 2002, he assumed the additional role of Vice President of Operations.

Option Information

          On February 27, 2006 the Company announced an tender offer (the “Tender Offer”) for the exchange of employee stock options then outstanding that all had exercise prices that were greater than the market value of the Company’s stock. Under the terms of the Tender Offer employees residing in the United States, except for our Chief Executive Officer, Mr. Richardson, Vice President of Engineering, Mr. Dix, and Vice President of Operations and Chief Financial Officer, Mr. Schradle, were eligible to surrender their existing options, for an equivalent number of new options. All of these options, with the exception of those options held by the Company’s executive officers, were fully vested pursuant to an accelerated vesting that was approved by our Board of Director’s in December 2005. Our Chief Executive Officer, Mr. Richardson, participated in this offer but under the terms of the offer he surrendered 1.3 of his existing options for each new option granted. Mr. Richardson surrendered all of his eligible options, a total of 510,000 options with a weighted average exercise price of $3.52 for 392,306 new options all with an exercise price of $1.67. In addition, Mr. Richardson retained 60,000 options that were granted to him for his service as a member of our Board of Director’s and were not eligible for exchange under this tender offer. Our Vice President of Engineering, Mr. Dix, and Vice President of Operations and Chief Financial Officer, Mr. Schradle, also participated in this offer but under the terms of the offer they surrendered 1.1 of their existing options for each new option granted. Mr. Dix surrendered 125,000 of his existing options with a weighted average exercise price of $3.60 in exchange for 113,634 new options, all with an exercise price of $1.67. Mr. Dix retained 128,200 of his existing options with a weighted average exercise price of $2.60. Mr. Schradle surrendered 245,000 of his existing options with a weighted average exercise price of $4.86 in exchange for 222,724 of new options, all with an exercise price of $1.67. Our Vice President of Worldwide Sales and Applications, Mr. Moore, surrendered 70,000 of his existing options with a weighted average exercise price of $4.32 in exchange for 70,000 new options, all with an exercise price of $1.67. Mr. Moore retained 30,000 of his existing options with a weighted average exercise price of $2.69. Our Vice President of Business Development, Mr. Manno, surrendered 145,000 of his existing options with a weighted average exercise price of $2.57 in exchange for 145,000 new options, all with an exercise price of $1.67. All of the options granted under this Tender Offer vest over a two year period, with 25% of the options vesting on their six-month anniversary date and an additional 1/24 of the shares subject to the option at the end of each one-month period thereafter. The options granted under the Tender Offer have a term of 5 years, but may terminate earlier in connection with certain events related to termination of employment.

Option Grants in Last Fiscal Year

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise of Base Price ($ per Share)	Expiration Date

Name					5% ($)	10% ($)

Timothy A Richardson	—	—	—	—	—	—
Brent D. Dix	55,000	7.47	$4.30	4/26/2015	$148,734	$376,920
Peter L. Manno	—	—	—	—	—	—
Steven E. Moore	45,000	6.11	5.00	4/1/2015	141,501	358,592
Michael W. Schradle	55,000	7.47	4.30	4/26/2015	148,734	376,920

(1)

All options were granted under the 1991 Stock Option Plan or the 1998 Nonstatutory Stock Option Plan, and are subject to the terms of such plan. Unless otherwise noted, options vest cumulatively to the extent of 25% of the shares subject to the option on the first anniversary of the date of grant and an additional 1/48 of the shares subject to the option at the end of each one-month period thereafter. The exercise price is 100% of the fair market value of our Common Stock on the date of grant. The options have a term of 10 years, but may terminate earlier in connection with certain events related to termination of employment. On March 28, 2006, the Company completed a tender offer for the exchange of eligible existing employee options, all of which were below fair market value, for new options at current fair market value. Under this program Messrs. Dix, Moore and Schradle surrendered all of the options granted to them in 2005. Messrs. Dix and Schradle each received 50,000 new options in exchange for the options that were granted in 2005 and Mr. Moore received 45,000 new options. All of the new options have an exercise price of $1.67 and are subject to a two year vesting period, a five year maximum life and other terms of the February 27, 2006 Tender Offer detailed above.

(2)	Based on a total of 736,000 options granted to employees in 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

          The following table shows information about option exercises during 2005 and the value of unexercised options at the end of 2005 for each of the Named Executive Officers. Value at fiscal year end is measured as the difference between the exercise price and the fair market value on December 31, 2005 ($1.80 per share).

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Timothy A. Richardson	—	$—	517,915	52,085	$—	$—
Brent D. Dix	21,800	68,264	170,491	82,709	—	—
Peter L. Manno	—	—	124,375	20,625	—	—
Steven E. Moore	—	—	41,563	58,437	—	—
Michael W. Schradle	30,000	82,458	162,291	82,709	—	—

Employment Contracts and Termination of Employment and Change of Control Arrangements

          In May 2002, Timothy Richardson was elected as President and Chief Executive Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Richardson’s base salary is $300,000 per year. He will have the opportunity to earn a bonus of up to $100,000, payment of which will be determined by the Compensation Committee of the Board of Directors, based upon successful completion of certain performance objectives. In addition, Mr. Richardson received an option to purchase 500,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date. The option has a one- year cliff after which 25% of the shares subject to the option become exercisable, and thereafter the remaining shares become exercisable in equal monthly installments over the next three years. In the event of a change of control of the Company, 100% of the shares subject to the option shall become immediately exercisable. In addition, Mr. Richardson’s employment agreement provides that we will maintain a life insurance policy and long-term disability policy during his tenure as Chief Executive Officer.

          Michael Schradle, Chief Financial Officer and Vice President of Finance and Operations, Steven Moore, Vice President of Worldwide Sales and Applications, Peter Manno, Vice President of Business Development, and Brent Dix, Vice President of Engineering, have an agreement with us providing for severance equal to six months of base salary and group health benefits in the event their employment is terminated by us “without cause.”

          On March 28, 2006, the Company completed an Tender Offer to all employees. Under the terms of this Tender Offer, the employees who elected to participate exchanged some or all of their outstanding stock options for new stock options with an exercise price based on the average of the closing prices of the Company’s stock as reported by the NASDAQ for the eighteen trading days immediately preceding the grant date. Under the terms of the Tender Offer the new options granted have a two year vesting period with 25% of the options vested after six months and the remainder vesting ratably at 4.167% each month over the subsequent eighteen months. If any employee who participated in the Tender Offer, including the Company’s executive officers, is terminated without cause within the first six months following the grant date 25% of their options will immediately vest. If any employee who participated in the Tender Offer is terminated within twelve months of a change of control of the Company, as defined in the Tender Offer, then all of the unvested shares held by that employee will immediately vest. The Company’s executive officers each participated to some extent in this Tender Offer and each tendered some or all of their old outstanding options for new options with the terms described above. As a result of this Tender Offer individual acceleration provisions for executive officers pertaining to termination and a company change of control, which existed under the old options which were surrendered under the Tender Offer, are not applicable to the new options that were granted. However, Mr. Richardson retained 60,000 shares awarded to him for his services as a non-employee member of the Company’s Board of Directors prior to becoming Chief Executive Officer, which were not eligible for exchange under this Tender Offer, Mr. Dix retained 128,200 of his existing options and Mr. Moore retained 30,000 of his existing options. Mr. Richardson’s 60,000 options and Mr. Dix’s 128,200 options are fully vested. Of Mr. Moore’s 30,000 options, 26,250 are fully vested and 3,750 were unvested as of March 28, 2006. In the event of a change of control of the Company 50% of Mr. Moore’s outstanding unvested options, that were issued prior to the Tender Offer, would immediately vest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During the fiscal year ended January 1, 2006, there was no transaction or series of transactions between Micro Linear and any of our directors, executive officers, holders of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act, other than the transactions described under Compensation of Executive Officers above.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

          The compensation committee of the Board of Directors (the “Compensation Committee”) sets, reviews and administers the executive compensation program of the Company. During 2005 through the current date, three non-employee directors, Messrs. A. Thampy Thomas (Chairperson), Joseph Rizzi, and Ms. Laura Perrone, served as members of the Compensation Committee. Mr. Thomas was appointed to the Compensation Committee in March 2004. Mr. Rizzi stepped down from the Committee in January 2005 and Mr. John Zucker and Ms. Laura Perrone were appointed to the Committee. Mr. William Pohlman served as a member of this committee until his resignation as a member of the Board of Directors in May 2005.

          Under its charter, the Compensation Committee’s primary functions are (a) to carry out the Board’s overall responsibility relating to oversight and determination of officer and executive officer compensation, (b) to assist the Board in establishing the appropriate incentive compensation and equity-based plans for the officers and executive officers and to administer such plans and (c) to perform such other duties and responsibilities set forth in the Committee’s charter. Under its charter, the Compensation Committee will review and approve corporate goals and objectives related to the compensation of the Company’s Chief Executive Officer, all other executive officers and all Company employees with the title of Vice President or higher, review and evaluate annually the performance of each such officer in light of such goals and objectives and, based on its annual evaluation, establish and approve annually the compensation levels for such officers.

          Compensation Philosophy. The Company’s compensation philosophy is that cash compensation must (a) be competitive with compensation offered by other semiconductor companies of comparable size, in order to help motivate and retain existing staff, and (b) provide a strong incentive to achieve specific Company goals. It is the Compensation Committee’s philosophy to align the interests of the Company’s stockholders and management by integrating compensation with the Company’s annual and long-term corporate and financial objectives, including through equity ownership by management.  In order to attract and retain the most qualified, skilled and dedicated personnel, the Company intends to offer a total compensation package competitive with companies in the Company’s industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance.

          The Company generally intends to qualify executive compensation for deductibility under section 162(m) of the Internal Revenue Code, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. The Company does not expect that the compensation to be paid to any of its executive officers for fiscal 2005 will exceed the $1 million limit.

          Components of Executive Compensation. The principal cash components of executive compensation are base salary and cash bonuses. The equity component consists of stock options. Base salary is set for executives commensurate with each officer’s level of responsibility and competitive with salaries paid by companies of comparable size within the Company’s industry.

          It is the policy of the Committee and the Company that variable, at-risk bonus compensation, should comprise a meaningful portion of the annual executive compensation and should be determined by the performance of each executive officer, based on stated individual goals and the overall earnings performance of the Company. The actual bonus award for executive officers and the Chief Executive Officer is determined by the Chief Executive Officer, with review by the Compensation Committee. The Chief Executive Officer’s actual bonus payment is determined by the Compensation Committee. During the year ended January 1, 2006 the Committee established a $75,000 bonus target for Mr. Moore, the Company’s Vice President of Worldwide Sales and Applications, based on achievement of a combination of revenue targets and management objectives. The Company paid out $25,000 against these targets. The Committee did not target and the Company did not pay performance bonuses for any other of its executive officers in 2005.

          The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to stay with the Company to a degree that is critical to the Company’s long-term success. Stock options are generally granted when an executive joins the Company. The options that were granted to each executive, prior to options which were granted pursuant to the February 27, 2006 Tender Offer, vest over a four-year period and have a ten year maximum life. On February 27, 2006 the Company announced an Tender Offer for outstanding options of eligible employees which, at the date the offer was announced, all had exercise prices that were greater than the market value of the Company’s stock. Under the terms of the Tender Offer employees residing in the United States, except for our Chief Executive Officer, Mr. Richardson, Vice President of Engineering, Mr. Dix, and Vice President of Operations and Chief Financial Officer, Mr. Schradle, were eligible to surrender their existing options, for an equivalent number of new options. All of these options, with the exception of those options held by the Company’s executive officers, were fully vested pursuant to an accelerated vesting that was approved by our Board of Director’s in December 2005. Our Chief Executive Officer, Mr. Richardson, participated in this offer but under the terms of the offer he surrendered 1.3 of his existing options for each new option granted. Mr. Richardson surrendered all of his eligible options, a total of 510,000 options with a weighted average exercise price of $3.52 for 392,306 new options all with an exercise price of $1.67. In addition, Mr. Richardson retained 60,000 options that were granted to him for his service as a member of our Board of Director’s and were not eligible for exchange under this tender offer. Our Vice President of Engineering, Mr. Dix, and Vice President of Operations and Chief Financial Officer, Mr. Schradle, also participated in this offer but under the terms of the offer they surrendered 1.1 of their existing options for each new option granted. Mr. Dix surrendered 125,000 of his existing options with a weighted average exercise price of $3.60 in exchange for 113,634 new options, all with an exercise price of $1.67. Mr. Dix retained 128,200 of his existing options with a weighted average exercise price of $2.60. Mr. Schradle surrendered 245,000 of his existing options with a weighted average exercise price of $4.86 in exchange for 222,724 of new options, all with an exercise price of $1.67. Our Vice President of Worldwide Sales and Applications, Mr. Moore, surrendered 70,000 of his existing options with a weighted average exercise price of $4.32 in exchange for 70,000 new options, all with an exercise price of $1.67. Mr. Moore retained 30,000 of his existing options with a weighted average exercise price of $2.69. Our Vice President of Business Development, Mr. Manno, surrendered 145,000 of his existing options with a weighted average exercise price of $2.57 in exchange for 145,000 new options, all with an exercise price of $1.67. All of the new options are subject to a two year vesting period, a five year maximum life and other terms of the February 27, 2006 Tender Offer detailed in the Option Information paragraph above.

          In addition to the stock option program, executives are eligible to participate in the Company’s 1994 Employee Stock Purchase Plan, pursuant to which stock may be purchased at 85% of the lower of the fair market value at the beginning and end of each offering period.

          Other elements of executive compensation include a supplemental life insurance program, supplemental long-term disability insurance, Company-wide medical benefits and the ability to defer compensation pursuant to a 401(k) plan. The Company matches annual contributions under the 401(k) plan up to a maximum of $2,080.

Chief Executive Officer Compensation

          The Compensation Committee determines the compensation of the Chief Executive Officer using the same criteria as for the other executive officers.

          In May 2002, Timothy Richardson was elected as President and Chief Executive Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Richardson’s base salary is $300,000 per year. Mr. Richardson’s base salary did not increase during 2006. As with other executive officers, Mr. Richardson is eligible to receive a bonus, as determined by the Compensation Committee. Mr. Richardson did not receive a bonus during fiscal 2005. In addition, pursuant to the terms of his employment agreement, Mr. Richardson received an option to purchase 500,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date. The options were surrendered by Mr. Richardson pursuant to the terms of the Company’s Tender Offer announced on February27, 2006 which is described in detail above.

THE COMPENSATION COMMITTEE

A. Thampy Thomas
Laura Perrone
John Zucker

STOCK PRICE PERFORMANCE GRAPH

          In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Common Stock with the Standard & Poor’s Semiconductor Index and the Nasdaq US Index, assuming an investment of $100 in each on December 31, 2000. The stock price information shown on the graph below is not necessarily indicative of future price performance.

PERFORMANCE GRAPH

Comparision of Cumulative Five Year Total Return

$150

$125

$100

$75

$50

$25

$0

Dec 00

Dec 01

Dec 02

Dec03

Dec04

Dec05

MICRO LINEAR COPR

NASDAQ U.S. INDEX

S&P 500 SEMICONDUCTORS

			INDEXED RETURNS
	Base		Years Ending
	Period
Company / Index	Dec 00	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05

MICRO LINEAR CORP	100	70.00	80.00	139.75	123.50	45.00
NASDAQ U.S. INDEX	100	79.32	54.84	81.99	89.22	91.12
S&P 500 SEMICONDUCTORS	100	84.17	41.05	81.08	64.14	71.94

          The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Stock Price Performance Graph” shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act, except that the Company specifically incorporates it by reference into such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

          The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring the compliance with laws and regulations. The Audit Committee operates under a written charter initially adopted by the Board of Directors and the Audit Committee on October 31, 2000, which was amended and restated on March 18, 2004. The Company’s management has primary responsibility for preparing financial statements and the financial reporting process. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements in accordance with generally accepted accounting principles.

          During the fiscal year ended January 1, 2006, the Audit Committee was composed of four independent directors: Laura Perrone (Chairperson), William Pohlman, Joseph Rizzi and A. Thampy Thomas. Each of them is independent as defined by the current listing standards of the Nasdaq Stock Market. Mr. Pohlman resigned as a member of the Audit Committee, concurrent with his resignation from the Board of Directors, in May 2005.

          The Audit Committee of the Board of Directors:

•	reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended January 1, 2006 with Company management and PriceWaterhouseCoopers LLP;

•

met with PricewaterhouseCoopers LLP, including private sessions, and discussed issues deemed significant by PricewaterhouseCoopers LLP, including the matters required to be discussed by Statement of Accounting Standards No. 61; and

•

received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with the PricewaterhouseCoopers LLP its independence.

          Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, for filing with the Securities and Exchange Commission.

          The Audit Committee considers at least annually whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence. The Audit Committee has concluded that the independence of PricewaterhouseCoopers LLP is not compromised by the services provided.

THE AUDIT COMMITTEE

Laura Perrone
Joseph Rizzi
A. Thampy Thomas

          (1) The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

          The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2006. A representative of PricewaterhouseCoopers is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent auditors is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of PricewaterhouseCoopers LLP to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

Relationship with Independent Auditors

          PricewaterhouseCoopers LLP has served as our independent auditors since 1997. Audit services performed by PricewaterhouseCoopers for fiscal year 2005 consisted of the examination of our financial statements and services related to filings with the Securities and Exchange Commission. Upon consideration, the Audit Committee determined that the provision of services other than the audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Firm Fee Summary

          In addition to retaining PricewaterhouseCoopers LLP to audit the consolidated financial statements for fiscal 2004, the Company and its subsidiaries retained PricewaterhouseCoopers LLP to provide other related services in fiscal 2005. The aggregate fees billed for professional services by PricewaterhouseCoopers LLP in fiscal 2005 and fiscal 2004 for these various services were:

     Audit Fees

          The aggregate audit fees billed or to be billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were approximately $216,000 for each fiscal year 2005 and 2004.

     Audit-Related Fees

          The aggregate audit related fees billed or to be billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered in connection with the consultation related to internal control over financial reporting were approximately $10,000 for fiscal 2005 and $0 for fiscal 2004.

     Tax Fees

          The aggregate fees billed or to be billed by PricewaterhouseCoopers LLP in each of the last two fiscal years for professional services related to tax advice, tax compliance, tax planning and foreign tax matters were $0 for fiscal 2005 and $22,500 for fiscal 2004. The nature of these services comprising these fees included preparation of federal, state and foreign income tax returns and advice provided regarding state and local income and sales taxes.

     All Other Fees

          We did not engage PricewaterhouseCoopers LLP or pay or incur fees in the last two fiscal years for services other than those reported in the categories above.

     Policy on Pre-Approval of Retention of Independent Auditors

          The Audit Committee of the Board of Directors has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by an outside audit firm and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with Securities and Exchange Commission rules and regulations.

          The engagement of PricewaterhouseCoopers LLP for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that PricewaterhouseCoopers LLP provides or in which there is another compelling rationale for using its services.

          All fees paid to PricewaterhouseCoopers LLP were approved by the company’s Audit Committee of the Board of Directors.

Vote Required for Approval

          The affirmative vote of a majority of the shares present and voting on the proposal at the Annual Meeting is required to ratify the Audit Committee’s selection. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent auditors but will not be required to select different independent auditors for the Company.

          The Board of Directors unanimously recommends voting “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

          Stockholders of the Company may submit proposals for inclusion in the Company’s 2007 Proxy Statement and consideration at the 2007 Annual Meeting of its stockholders. To comply with the advance notice requirements in our Bylaws and with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a stockholder seeking to include a proposal in the Company’s proxy materials for the 2007 Annual Meeting of stockholders must submit the proposal in writing to the Secretary of the Company no later than February 19, 2007, and must otherwise comply with the requirements of our Bylaws and Rule 14a-8 of the Exchange Act.

          If the date of the 2007 Annual Meeting changes by more than 30 days from the date of this year’s Annual Meeting, stockholder proposals may be properly brought before the 2007 Annual Meeting if the stockholder provides written notice to the Secretary of the Company at a reasonable time before the general proxy solicitation takes place. You may obtain a copy of the full text of the Bylaws provisions concerning stockholder proposals by writing to the Secretary of the Company. All notices of proposals by stockholders should be sent to Micro Linear Corporation, 2050 Concourse Drive, San Jose, California 95131, Attention: Investor Relations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Under the securities laws of the United States, our directors, executive officers and beneficial owners of more than 10% of our Common Stock are required to report their initial ownership of our Common Stock or other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to identify in this report those persons who failed to timely file these reports. To the Company’s knowledge, based solely on its review of the copies of such reports received by it, or written representations from reporting persons, we believe that during the fiscal year ended January 1, 2006, our officers, directors and holders of more than 10% of our Common Stock complied with all Section 16(a) filing requirements applicable to them during fiscal year 2005.

OTHER MATTERS

          The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

By Order of the Board of Directors

-s- TIMOTHY RICHARDSON
TIMOTHY RICHARDSON
Chief Executive Officer and President
Member, Board of Directors

‚ FOLD AND DETACH HERE ‚

ANNUAL MEETING OF STOCKHOLDERS OF
MICRO LINEAR CORPORATION

August 3, 2006

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints TIMOTHY A. RICHARDSON and MICHAEL SCHRADLE, jointly and severally, as Proxies, with full power of substitution, to vote all shares of Common Stock of Micro Linear Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company’s headquarters, 2050 Concourse Drive, San Jose, CA, on August 3, 2006 at 10:00 a.m., local time, or any postponement or adjournment thereof. The proxies are being directed to vote as specified on the reverse side hereof, or, if no specification is made, FOR the election of directors, FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm and in accordance with their discretion on such other matters that may properly come before the Annual Meeting.

THE DIRECTORS RECOMMEND A FOR VOTE ON EACH ITEM.

(Continued and to be signed on the reverse side)

‚ FOLD AND DETACH HERE ‚

A	☒	Please mark your vote in blue or black ink as shown here

		FOR	WITHHOLD AUTHORITY	FOR ALL EXCEPT

		all nominees	for all nominees	(see instructions below)

1.	Election of Directors:	☐	☐	☐

Nominees:	Timothy A. Richardson
Laura Perrone
Joseph D. Rizzi
A. Thampy Thomas
John Zucker

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write that nominee’s name on the line below:

		FOR	AGAINST	ABSTAIN

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year:	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

		YES		NO

I plan to attend the Meeting:		☐		☐

To change the address on your account, please check the box at right and indicate your new address in the space at left. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of directors and FOR Proposal 2.

Signature of Stockholder: _______________________________________________ Date: __________, 2006

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.